                                                                    EXHIBIT 10.5

                                 AMENDMENT NO. 1

         THIS INSTRUMENT, dated as of June 1, 1996, by and between Birman Managed Care, Inc., a Tennessee corporation (the "Company"), and Douglas A. Lessard ("Executive"), constitutes a first amendment to that certain Employment Agreement by and between Executive and the Company dated as of March 1, 1996 (the "Agreement"). The Company and Executive are hereinafter referred to as the "Parties."


                                    RECITALS:

         WHEREAS, the Parties desire to amend the Agreement;

         NOW, THEREFORE, for and in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, intending to be legally bound, agree as follows:

         1. The preamble and Section 1 of the Agreement are hereby amended by deleting "Comptroller/Director of Finance" and by inserting in lieu thereof "Chief Financial Officer."

         2. Section 4.1 is hereby amended by deleting "eighty-five thousand and no/100 dollars ($85,000) per annum" and by inserting in lieu thereof "ninety thousand and no/100 dollars ($90,000)."

         The Agreement, as above amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                       BIRMAN MANAGED CARE, INC.


                                       By:______________________________________
                                          David N. Birman, M.D.,
                                          President and Chief Executive Officer


                                       EXECUTIVE:


                                       _________________________________________
                                       Douglas A. Lessard

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of March, 1996, by and between BIRMAN MANAGED CARE, INC., a Tennessee corporation (the "Company"), and DOUGLAS A. LESSARD, a Tennessee resident ("Executive").


                                   WITNESSETH:

         WHEREAS, the Company and Executive mutually desire that Executive be employed in accordance with the terms and conditions hereof as the Company's Comptroller/Director of Finance;

         NOW, THEREFORE, in consideration of the foregoing, the payment of $1.00 and other good and valuable consideration and the mutual covenants and agreements contained herein, the receipt and sufficiency whereof the parties hereby acknowledge, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs Executive, and Executive hereby accepts employment from the Company as Comptroller/Director of Finance. Executive shall perform services for the Company for the period and upon the terms and conditions set forth in the Agreement and shall hold such other positions with the Company or any Affiliate as the Company may specify from time to time. "Affiliate" means a person that, directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

         2. TERM. Subject to the provisions for termination set forth herein, the term of Executive's employment under the Agreement shall commence as of the date hereof and shall continue up to and including June 30, 2001 (the "Initial Term"). Following the expiration of the Initial Term, the Company may extend the Agreement for an additional term of five (5) years.

         3.   POSITION AND DUTIES.

              3.1 SERVICES. During the term of the Agreement, Executive shall perform such duties as are customary to Executive's office and as are designated by the Chief Executive Officer or the Board of Directors from time to time. Executive also shall serve, for any period for which Executive is elected, as a member of the Board of Directors of the Company and/or any of its Affiliates without additional compensation.

              3.2 PERFORMANCE OF DUTIES. Executive shall serve the Company faithfully and to the best of Executive's ability and devote such time, attention, skill and effort as is required to effectively discharge Executive's duties hereunder. Executive shall provide services to the Company on an exclusive basis and shall not be employed or otherwise provide services to any other entity without the prior written consent of the Company, which consent shall not be unreasonably withheld.

         4.   COMPENSATION; BENEFITS.

              4.1 BASE SALARY. During the Initial Term and any renewal thereof, the Company shall pay to Executive as compensation for all personal services to be rendered by Executive under the Agreement, a base salary ("Base Salary"), in accordance with the Company's customary payroll practices, reduced by applicable federal, state and local withholding taxes, of eighty-five thousand and no/100 dollars ($85,000 per annum, subject to the following adjustment (the "Base Salary Adjustment"): Beginning on July 1, 1997 and each July 1 thereafter during the term of the Agreement, the Base Salary shall be increased by the product of (i) a fraction, the numerator of which is the Extension CPI Index, and the denominator of which is the Beginning CPI Index, times (ii) the Base Salary. "Beginning CPI Index means the U.S. Consumer Price Index for all Urban Consumers, U.S. City Average (Base year 1982-84=100), published most immediately preceding July 1, 1996 by the U.S. Department of Labor, Bureau of Labor Statistics. Extension CPI Index" means the CPI Index published most immediately preceding the July 1, 1997 and each successive July 1st thereafter during the term hereof. In the event the CPI Index is changed or discontinued, the most nearly comparable price index of the U.S. government for computing the foregoing calculation of the Base Salary Adjustment, after converting said new index so that the same shall correspond with the changed or discontinued CPI Index. In addition, in reviewing and setting Executive's Base Salary, the Board or Compensation Committee, as the case may be, shall consider results of operations, financial condition, prospects, salary levels for similarly sized companies in the Company's industry for comparable executive positions, Executive's performance and other criteria deemed relevant by the Company in assessing Executive's compensation.

              4.2 EXECUTIVE BONUS PLAN AND OTHER COMPENSATION. In addition to the Base Salary described in Section 4.1, Executive shall be entitled to participate in the Company's Executive Bonus Plan according to the terms and conditions thereof, and receive incentive compensation thereunder ("Incentive Compensation").

              4.3 PARTICIPATION IN DEFERRED COMPENSATION AND STOCK OPTION PLANS. Executive shall be entitled to participate in all employee qualified and non-qualified deferred compensation plans or supplemental income plans or programs maintained by the Company, including any
         Section 401(k) plan adopted by the Company, according to



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
         the terms and conditions thereof. Executive shall also be entitled to participate in Birman's 1995 Stock Option Plan, according to the terms and conditions of said plan.

              4.4 OTHER INSURANCE PLANS. Executive shall be entitled to participate in any and all plans, arrangements or distributions maintained by the Company pertaining to or in connection with any pension, life, health insurance, disability insurance or similar benefits provided by the Company to its employees, as determined by the Board of Directors pursuant to the governing instruments which establish and determine eligibility and other rights of the participants and beneficiaries under such plans or other benefit programs. To the extent permitted under any applicable group or individual disability policy, the premium payable by the Company for Executive's benefit shall be reported as income to Executive on Forms W-2 or 1099.

              4.5 VACATION AND SICK LEAVE. Executive will be entitled to participate in the vacation and sick leave benefit program of the Company to the extent that Executive's position, title, salary and other qualifications make him eligible to participate. Vacation time and sick leave may not be accumulated after the end of any year and, to the extent unused, shall have no economic value to Executive. Executive's use of vacation time shall be subject to the prior approval of the Company.

              4.6 EXPENSES. The Company will pay or reimburse Executive for all reasonable and necessary travel and other out-of-pocket expenses incurred by Executive in the performance of duties under the Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's policies and procedures as adopted from time to time.

         5.   CONFIDENTIALITY; RETURN OF MATERIALS.

              5.1 CONSEQUENCES OF ENTRUSTMENT. Executive hereby acknowledges that (i) Executive's services to the Company and its Affiliates will be of a special, unique, extraordinary and intellectual character, (ii) Executive's position with the Company or its Affiliates will place Executive in a position of confidence, responsibility and trust with respect to the operations of the Company and its Affiliates, and (iii) in reliance on Executive's ethical responsibility and loyalty, the Company and its Affiliates have entrusted and expect to entrust Executive with highly sensitive, confidential, restricted and proprietary information involving Trade Secret Information (as hereinafter defined). Executive acknowledges that Executive is legally and ethically responsible for protecting and preserving the proprietary rights of the Company and its Affiliates for use only for the benefit of the Company and its Affiliates, and these responsibilities may impose limitations on Executive's ability to pursue some kinds of business opportunities that might interest Executive after the termination of Executive's employment.




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
              5.2 DEFINITION OF "TRADE SECRET INFORMATION". For purposes of the Agreement, "Trade Secret Information" means information, whether or not in written or tangible form, in the possession of the Company or its Affiliates and considered by the Company or its Affiliates to be proprietary, valuable and confidential, from which the Company or any of its Affiliates derives economic value, actual or potential, by such information not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secret Information includes, without limitation, (a) any data or information acquired by Executive during Executive's employment by the Company or its Affiliates relating to the products, services, business methods, customer accounts or operations of the Company or any Affiliate or any customer or business partner of the Company or its Affiliates, and (b) the techniques and business methods for (i) applying scientific literature to merge resources and clinical language used in defining medical payments for purposes of quality management,
         (ii) utilizing concurrent case review activity to merge resources and clinical language used in defining medical payments for the purpose of quality management, (iii) developing and managing health care provider organizations and providing services thereto, (iv) developing reimbursement and at-risk systems under capitation, prepayment, indemnity and other forms of compensatory arrangements, and (v) managing the delivery, reporting and financing of health care services in managed care and managed cost settings, including the systems, techniques, strategies and methods used to compete successfully in these lines of business and the Managed Care Business generally.

              5.3 RESTRICTIONS ON USE AND DISCLOSURE OF TRADE SECRET INFORMATION. Except as authorized by the Company or any Affiliate, Executive shall not, during the term of the Agreement and for so long after the termination of employment as the information or data remains Trade Secret Information, directly or indirectly divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of business of the Company or its Affiliates) the Trade Secret Information.

              5.4 RETURN OF MATERIALS. Upon the request of the Company or any Affiliate and, in any event, upon the termination of Executive's employment, Executive shall return to the Company and leave at the disposal of the Company all copies of memoranda, notes, records, drawings, manuals, computer programs, documentation, diskettes and other documents or media, in Executive's possession or control, pertaining in any way to the business, practices or techniques of the Company or its Affiliates.

              5.5 DURATION. The restrictions contained in this Section 5 shall inure to the benefit of the Company and each of its Affiliates and shall survive the termination of the Agreement.



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
         6.   RESTRICTIONS ON COMPETITION.

              6.1 PREMISES. The Company has invested prior to the date hereof and expects to continue to invest considerable time, effort, and capital in developing the business of the Company and its Affiliates and enhancing the value and desirability of the skills of its executives and technical personnel. This investment, together with the compensation payable to Executive pursuant to Article 4, reflect the Company's expectation of receiving a considerable return from the exclusive use of Executive's services and know-how in the future, free from any risk that the Company's competitors may attempt to induce Executive to leave the Company and wrongfully gain the benefit of the Company's investment. The partial restraint set forth in Section 6.2 hereof does not, and cannot, provide complete protection for the Company's investment, but the Company and Executive believe that, in combination with the other provisions of the Agreement, it is a fair and reasonable measure permitted under applicable law to protect the Company's interests, giving due regard to both the interests of Executive and the interests of the Company. Executive hereby (i) agrees that the restrictions contained within Section 6 are reasonable and necessary for the protection of the goodwill of the business of the Company during the term of the Agreement and thereafter and that the limitations as to period of time and geographic area contained in
         Section 6.2 are reasonable and necessary for the protection of the Company's business; and (ii) acknowledges that the Company would not have entered into the Agreement but for these restrictions. For purposes of this Section 6, "Company" means the Company and its subsidiaries and affiliates.

              6.2 COVENANT NOT TO COMPETE; SOLICIT. Subject to receipt by Executive of the compensation payable pursuant to Article 4 and Section 8.5, during the term of the Agreement and for a period equal to two (2) years from the earlier of the date of expiration or termination of the Agreement (at any time for any reason), Executive shall not:

                   (a) directly or indirectly, for himself, as an owner, partner, principal, shareholder, officer, director, employee, or independent contractor engage in the development, management or operation of any Managed Care Plan (i) within two hundred (200) miles from any city, town where the Company has established a Managed Care Plan or (ii) in any state in which a Managed Care Plan established by the Company has contracted with state Medicaid agencies for the delivery of health care services within such state; or

                   (b)  attempt, directly or indirectly, to solicit or entice
              (i) any employee or consultant of the Company to terminate his or her employment or consultancy with the Company or to become employed by or associated with any person, firm or corporation other than the Company, or approach any such employee or associate of any of the foregoing purposes or authorize or assist in the taking of


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
              any such action by any third party; (ii) any existing customer, business partner or client of the Company to terminate or reduce its relationship with the Company; or (iii) any prospective customer, business partner or client of the Company to refrain from doing business with the Company.

              6.3 INTERPRETATION. If Executive violates the restrictive covenant in Section 6.2 and the Company brings legal action for injunctive or other relief, the Company shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, unless Executive contests the alleged violation in a court of law and is the prevailing party in a nonappealable decision of the applicable court, the restrictive covenant shall be deemed to have the two-year post-employment duration specified in Section 6.2 hereof computed from the date the relief is granted but reduced by the period when the restriction began to run and the date of the first violation by Executive. Notwithstanding the foregoing, however, to the extent this provision is invalid or unenforceable under the laws of any applicable jurisdiction, the remainder of Section 6 shall be interpreted, status quo ante, as if Section 6.3 had never been included herein and was an absolute nullity.

              6.4 NO ADEQUATE REMEDY AT LAW. Executive hereby acknowledges and agrees that a violation of any of the provisions contained in
         Section 6.2 will cause irreparable damage to the Company, the exact amount of which may be impossible to ascertain and that, for such reason, among others, the Company shall be entitled to injunctive relief, both pendente lite and permanently, against Executive to restrain any further violation of such provisions, and Executive hereby
         (i) consents to any initiation by the Company in a court of competent jurisdiction of any action to enjoin immediately any breach of the Agreement, and (ii) hereby releases the Company from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to pursue any other rights and remedies the Company may have against Executive, including, but not limited to, the recovery of damages.

              6.5 DURATION. The restrictions contained in this Section 6 shall inure to the benefit of the Company and each of its Affiliates and shall survive the termination of the Agreement.

         7. TERMINATION OF EMPLOYMENT. The Agreement shall terminate prior to its expiration upon the earliest to occur of any of the following events:

              7.1 FOR CAUSE. Upon written notice by the Company to Executive, which shall specify the "cause" for termination. For purposes hereof, "cause" shall include, without limitation: Conviction of a felony; habitual drunkenness; and/or material breach



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         of the Agreement. If thirty (30) days after receipt by Executive of written notice thereof from the Company, to correct, cease, or otherwise alter any material breach of the Agreement, or other willful action that recklessly affects the Company's business, Executive has not reasonably corrected the alleged "cause," the Agreement may be terminated. If Executive disputes that "cause" exists for the termination of Executive's employment, the decision with respect to the existence of "cause" for termination shall be made by an arbitrator selected in accordance with the rules of the American Arbitration Association.

              7.2  DEATH.  Upon Executive's death;

              7.3 DISABILITY. Upon the Company's written notice, at the Company's sole option, upon Executive's disability. "Disability" shall have the definition ascribed in the Company's group disability policy if coverage under the policy is conditioned on using such definition. If no such policy exists or if coverage is not conditioned on using such definition, then, for purposes of the Agreement, "Disability" means the inability of Executive to perform Executive's duties with reasonable accommodation by the Company for ninety (90) days in any one hundred eighty (180) consecutive day period.

         8.   SEVERANCE.

              8.1  DEATH.  If Executive's employment is terminated pursuant to
         Section 7.2 as a result of Executive's death, the following provisions shall apply:

                   (a) The Company shall pay to Executive's personal representative the Base Salary (as adjusted) through the end of the calendar month in which Executive's death occurs.

                   (b) The Company shall pay to Executive's personal representative (i) the earned but unpaid Incentive Compensation for the calculation period ended prior to the date of Executive's death and (ii) a pro rata share (based on the number of days in the period during which Executive was alive) of Executive's Incentive Compensation for the calculation period in which Executive died provided that more than three (3) months of such calculation period has elapsed as of Executive's death. Such amounts shall be payable in accordance with the Executive Bonus Plan. If Executive's death occurs during the first three (3) months of an Incentive Compensation calculation period, no Incentive Compensation shall be payable with respect to such period.

              8.2 DISABILITY. If Executive's employment is terminated pursuant to Section 7.3 as a result of Executive's Disability, the following provisions shall apply:



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                   (a)  The Company shall maintain any health insurance
              coverage provided to Executive hereunder until the expiration of the Initial Term or any applicable renewal term for Executive and Executive's dependents, or, if the Company's benefit insurer does not permit such continuation, pay to Executive the amount of the health insurance premium the Company would have paid to provide such insurance to Executive and Executive's dependents. Nothing herein shall affect any rights to continuation coverage of Executive or Executive's dependents with respect to any insurance coverage as provided by law.

                   (b) The Company shall maintain any life insurance coverage provided to Executive hereunder on Executive's life, payable to Executive or, as designated by Executive, Executive's beneficiaries until the expiration of the Initial Term or any applicable renewal term.

                   (c) The Company shall pay to Executive the Base Salary (as adjusted) through the end of the calendar month immediately prior to the initiation of periodic payments under the Company's group disability policy.

                   (d) The Company shall pay to Executive (i) the earned but unpaid Incentive Compensation for the calculation period ended prior to the date of employment termination and (ii) a pro rata share (based on the number of days in the period during which Executive not disabled) of Executive's Incentive Compensation for the calculation period in which Executive was terminated from employment provided that more than three (3) months of such calculation period has elapsed as of the date of termination. Such amounts shall be payable in accordance with the Executive Bonus Plan. If Executive's employment termination occurs during the first three (3) months of an Incentive Compensation calculation period, no Incentive Compensation shall be payable with respect to such period.

              8.3 TERMINATION FOR CAUSE. If Executive's employment is terminated for "cause" pursuant to Section 7.1, the following provisions shall apply:

                   (a) The Company shall pay to Executive the Base Salary (as adjusted) through the date of termination.

                   (b) Executive shall forfeit all accrued but unpaid Incentive Compensation and all unvested options under the Company's 1995 Stock Option Plan. The foregoing sentence is not a penalty, but is intended to constitute liquidated damages to compensate the Company for damages, which may be difficult to measure, suffered by the Company as a result of Executive's conduct. Nothing contained in this Section 8.3 shall be deemed to limit the Company's ability to obtain equitable relief.


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                   (c)  Health insurance coverage provided to Executive
              hereunder for Executive and Executive's dependents and any life insurance coverage provided to Executive hereunder on Executive's life, payable to Executive or, as designated by Executive, Executive's beneficiaries shall terminate as of the last day of the month in which Executive's employment terminates. Nothing herein shall affect any rights to continuation coverage of Executive or Executive's dependents with respect to any insurance coverage as provided by law.

              8.4 TERMINATION BY MUTUAL AGREEMENT. If Executive's employment is terminated by mutual agreement, the parties hereto shall structure a mutually acceptable severance benefits program which shall be documented in a Termination Agreement to be executed by the parties immediately prior to Executive's resignation from employment.

              8.5 OTHER. If Executive's employment is terminated for reasons other than death, "cause," mutual agreement or Disability, Executive shall be entitled to receive the Base Salary, as adjusted by the Base Salary Adjustment, for the remainder of the Initial Term or the applicable renewal term and all unvested stock options granted pursuant to the Company's 1995 Stock Option Plan shall accelerate and become vested. If Executive's employment is not renewed following expiration of the Initial Term or the applicable renewal term, Executive shall be entitled to receive, as severance, the Base Salary, as last adjusted by the Base Salary Adjustment, for the twelve (12) month period following Executive's severance of employment.

         9.   MISCELLANEOUS.

              9.1 GOVERNING LAW. The Agreement shall be deemed to have been executed in the State of Tennessee and shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Tennessee, but excepting (i) any State of Tennessee rule which would result in judicial failure to enforce the arbitration provisions of Section 9.4 hereof or any portion thereof and
         (ii) any State of Tennessee rule which would result in the application of the law of a jurisdiction other than the State of Tennessee.

              9.2 PRIOR AGREEMENTS. The Agreement, together with any Option Award Agreement and Executive Bonus Plan, contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of the Agreement which are not set forth herein.



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
              9.3 AMENDMENT. The Agreement may not be amended, modified, superseded, canceled or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by written instrument executed by the parties hereto or, in the case of a waiver, by the party to be charged with such waiver.

              9.4 ARBITRATION. Any controversy or claim arising out of or relating to the Agreement, or the breach hereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in the county in which the principal office of the Company is located, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the parties hereto. The dispute shall be resolved by a panel of three arbitrators if the dollar amount in question that is being arbitrated exceeds fifty thousand dollars ($50,000). The parties hereto shall have full rights to pursue equitable remedies in furtherance of enforcing the Agreement without interference from any arbitration proceedings.

              9.5 SEVERABILITY. To the extent any provision of the Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of the Agreement shall be unaffected and not in limitation of business activities covered by, any provision of the Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that the Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent possible under applicable law.

              9.6 ASSIGNMENT. The Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under the Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which fifty (50%) percent or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder, and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of the Agreement including this Section 9.



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
         IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed as of the day and year first above written.


                                       BIRMAN MANAGED CARE, INC.,
                                       a Tennessee corporation


                                       By:______________________________________
                                           David N. Birman, M.D.
                                           Chairman and Chief Executive Officer

                                                                [CORPORATE SEAL]


                                       EXECUTIVE:


                                       ___________________________________(SEAL)
                                       DOUGLAS A. LESSARD




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


                                AMENDMENT NO. 2
                                ---------------

        THIS INSTRUMENT, dated as of September 1, 1996, by and between Birman Managed Care, Inc., a Tennessee corporation (the "Company"), and Douglas A. Lessard ("Executive"), constitutes a second amendment to that certain Employment Agreement by and between Executive and the Company dated as of March 1, 1996 (the "Agreement"). The Company and Executive are hereinafter referred to as the "Parties."

                                R E C I T A L S:
                                ----------------

        WHEREAS, the Parties desire to amend the Agreement;

        NOW, THEREFORE, for and in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, intending to be legally bound, agree as follows:

        1. The preamble and Section 1 of the Agreement are hereby amended by deleting "Comptroller/Director of Finance" and by inserting in lieu thereof "Chief Financial Officer and Vice President."

        2. Section 4.01 is hereby amended by deleting "ninety thousand and no/100 dollars ($90,000) per annum" and by inserting in lieu thereof "one hundred twenty thousand and no/100 dollars ($120,000)."

        3. Section 4.02 is hereby amended by adding at the foot thereof the following new sentence: "In addition, the Company shall provide to Executive an automobile allowance of $750 per month."

        The Agreement, as above amended, shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                        BIRMAN MANAGED CARE, INC.




                                        By: /s/ David N. Birman, M.D.
                                            --------------------------
                                                David N. Birman, M.D.,
                                                President and Chief Executive
                                                Officer


                                        EXECUTIVE:




                                        /s/ Douglas A. Lessard
                                        ----------------------
                                            Douglas A. Lessard